UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 22, 2011

Chancellor Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30219	87-0438647
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

216 South Price Road
Pampa, TX 79065
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (806) 688-9697

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02     Termination of a Material Definitive Agreement.

On March 22, 2011, Chancellor Group, Inc., a Nevada corporation (the “Company”), terminated that certain Heads of Agreement, dated as of November 27, 2010 (the “Agreement”), between the Company and Munda We Gold (Private) Limited, a private limited Zimbabwean corporation (“Munda We”).  Pursuant to the Agreement, the Company agreed to form a new wholly-owned subsidiary (the “Exploration Sub”), in which Munda We would own a minority interest, to engage in the exploration and mining of gold in Zimbabwe.  The Agreement provided for a 90 day diligence period (which the Company had the option to extend), during which time the Company was responsible for funding the operations of the Exploration Sub through monthly payments of $50,000.  In exchange for the Company performing its obligations under the Agreement, Munda We provided the Exploration Sub with the services of personnel experienced in the gold exploration and mining industry in Zimbabwe.  The Company has provided a more detailed description of the Agreement in the Current Report on Form 8-K filed by the Company on December 2, 2010.

The Company’s Board of Directors elected to terminate the Agreement based upon concerns regarding the Company’s role in the governance of the Exploration Sub and the current political situation in parts of the Middle East and parts of Africa.

The Company will not incur any material early termination penalties in connection with the termination of the Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.  The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Heads of Agreement by and between Chancellor Group, Inc. and Munda We Gold (Private) Limited, dated as of November 27, 2010 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 2, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2011	Chancellor Group, Inc. (Registrant)

	By:	/s/ Maxwell Grant
Maxwell Grant
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Heads of Agreement by and between Chancellor Group, Inc. and Munda We Gold (Private) Limited, dated as of November 27, 2010 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 2, 2010).